Exhibit 2.28

FORM OF 2.375% NOTES DUE 2031

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

BAIDU, INC.

2.375% Note Due 2031

PRINCIPAL AMOUNT: US$_________

CUSIP: 056752 AU2

No.: _________

Baidu, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of __________________ U.S. DOLLARS (US$_____) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on August 23, 2031, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 2.375% per annum.

Interest Payment Dates: February 23 and August 23, commencing February 23, 2022.

Record Dates: February 8 and August 8.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Baidu, Inc. has caused this Note to be duly executed.

Date:                , 2021

BAIDU, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

BAIDU, INC.

2.375% Note Due 2031

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “2.375% Notes due 2031” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2012 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Tenth Supplemental Indenture, dated as of August 23, 2021 (the “Tenth Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Tenth Supplemental Indenture and all indentures supplemental thereto with respect to the Notes is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 2.375% per annum. The Company will pay interest semi-annually in arrears on February 23 and August 23 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the specified office of the Paying Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent, Authenticating Agent and Registrar. Initially, The Bank of New York Mellon, will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “2.375% Notes due 2031,” initially limited to US$700,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Tenth Supplemental Indenture. Requests may be made to: Baidu, Inc., Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China, Attention: Legal Department.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Governing Law. The Base Indenture, the Tenth Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________ Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the Tenth Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the Tenth Supplemental Indenture, state the amount you elect to have purchased:

US$_________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$_________. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

*	Insert in Global Notes.